UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2014 (October 26, 2014)

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CHIQUITA BRANDS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

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New Jersey	1-1550	04-1923360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 South Caldwell Street, Charlotte, North Carolina 28202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (980) 636-5000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 26, 2014, Chiquita Brands International, Inc., a New Jersey corporation (“Chiquita”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cavendish Global Limited, a private limited company incorporated under the laws of England and Wales (“Parent”), Cavendish Acquisition Corporation, a New Jersey corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and, solely for purposes of Article IX of the Merger Agreement, Burlingtown UK LTD, a company incorporated in England and Wales (“Burlingtown”) and Erichton Investments Ltd., a company incorporated in the British Virgin Islands (“Erichton”). Parent is jointly owned by Burlingtown and Erichton which are affiliates of the Cutrale Group and the Safra Group, respectively (Merger Sub, Parent, Burlingtown and Erichton collectively, “Cutrale-Safra”).

Pursuant to the terms of the Merger Agreement, among other things, Merger Sub will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share, of Chiquita (the “Chiquita Common Stock”), subject to the conditions set forth in the Merger Agreement, at a purchase price of $14.50 per share, net to the seller thereof in cash (the “Offer Price”), without interest. Chiquita’s board of directors has unanimously approved the transaction.

Merger Sub has agreed to commence the Offer as promptly as practicable, and in any event within seven (7) business days following the date of the Merger Agreement. Merger Sub’s obligation to accept for payment and pay for the shares of Chiquita Common Stock validly tendered and not validly withdrawn pursuant to the Offer is subject to the satisfaction and waiver of certain conditions, including that the number of shares of Chiquita Common Stock that have been validly tendered (and not validly withdrawn), together with the shares beneficially owned by Parent or Merger Sub, if any, represents at least a majority of the total number of outstanding shares of Chiquita Common Stock as of the Expiration Time (as defined below).

Subject to the terms and conditions of the Merger Agreement, the Offer will initially expire at midnight, New York time, on the 20th business day from (and including the day of) the commencement thereof (the “Expiration Time”). However, until such time as the applicable conditions to the Offer described in the Merger Agreement have been satisfied or waived, the Offer will, except in certain limited circumstances, be required to be extended by Merger Sub, but Merger Sub will not be required to extend the Offer beyond April 26, 2015 (the “Outside Date”).

Subject to certain conditions and limitations, under the Merger Agreement, Chiquita has granted Parent an option to purchase from Chiquita after the successful completion of the Offer enough additional shares of Chiquita Common Stock so that Parent will own more than 90% of the outstanding shares of Chiquita Common Stock, in order to facilitate the completion of the Merger (as defined below) through the “short-form” procedures available under New Jersey law. If Parent does not own more than 90% of the outstanding shares of Chiquita Common Stock as of the time and date on which Merger Sub accepts validly tendered and not validly withdrawn shares of Chiquita Common Stock for payment (the “Acceptance Time”), Merger Sub will be deemed to have exercised the Top-Up Option.

Following the consummation of the Offer and subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Chiquita, with Chiquita surviving as a wholly owned subsidiary of Parent (the “Merger”). As a result of the Merger, each issued and outstanding share of Chiquita Common Stock (subject to certain exceptions set forth in the Merger Agreement) that is not tendered and accepted pursuant to the Offer will be cancelled and converted into the right to receive, in cash and without interest, an amount equal to the Offer Price (the “Merger Consideration”).

At the Acceptance Time: (i) each outstanding option to purchase shares of Chiquita Common Stock will be entitled to receive an amount in cash equal to the difference between (a) the Offer Price and (b) the exercise price payable pursuant to such option (subject to applicable withholding); (ii) each outstanding restricted stock award and restricted stock unit will become vested in full; and (iii) each outstanding deferred share right will, prior to the Acceptance Time, be equitably adjusted so as to, at the Effective Time, represent the right to receive a cash payment equal to the Offer Price.

Chiquita, Parent and Merger Sub have made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements for a transaction of this nature, including with respect to, among other things, restrictions on the operation of Chiquita’s business prior to the effective time of the Merger, certain restrictions on Chiquita’s ability to solicit and respond to third-party proposals and the requirement that the parties cooperate and use all reasonable efforts to obtain governmental and regulatory approvals as promptly as practicable. The Offer is not subject to a financing condition.

Burlingtown and Erichton guarantee to the Company the timely payment and performance of Parent and Merger Sub of all of the obligations and liabilities of Parent and Merger Sub under the Merger Agreement. In addition, Parent has received financing commitments from Burlingtown and Erichton, the proceeds of which will be sufficient for Parent and Merger Sub to pay, among other things, the aggregate Offer Price and Merger Consideration to Chiquita’s shareholders upon the Acceptance Time and the closing of the Merger, respectively.

The Merger Agreement contains specified termination rights for both Chiquita and Parent. In the event the Merger Agreement is terminated under certain circumstances, Chiquita will pay Parent a termination fee of $25,000,000.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been filed to provide security holders with information regarding its terms. It is not intended to provide any other factual information about Chiquita, Parent or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties were made solely for the benefit of the other party to the Merger Agreement and (i) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Merger Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Merger Agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement, (iii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to shareholders and (iv) were made only as of the date or dates as may be specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Chiquita. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Chiquita or Parent.

Item 8.01	Other Events

On October 27, 2014, Chiquita and Cutrale-Safra issued a joint press release announcing the entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

No Offer or Solicitation

A tender offer for the outstanding shares of Chiquita has not yet commenced. This communication also is not intended to and does not constitute an offer to buy or the solicitation of an offer to sell any securities. When the tender offer is commenced, Merger Sub will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission (the "SEC"), and thereafter Chiquita will file a Solicitation/ Recommendation Statement on Schedule 14D-9 with respect to the tender offer.

Important Additional Information Has Been Filed and Will Be Filed With The SEC

Cutrale-Safra will file a Tender Offer Statement, containing an offer to purchase, a form of letter of transmittal and other related tender offer documents, and Chiquita will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer by Merger Sub with the SEC following the commencement of Merger Sub's tender offer for all outstanding shares of Chiquita common stock. Any Tender Offer Statement filed by Cutrale-Safra and any Solicitation/ Recommendation Statement filed by Chiquita that is required to be mailed to shareholders will be mailed to shareholders of Chiquita. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (including an offer to purchase, a Form of letter of transmittal and other tender offer related documents) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AND ANY AMENDMENTS THERETO, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain free copies of the Tender Offer Statement, the Solicitation/Recommendation Statement and other documents filed with the SEC by Chiquita through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the Tender Offer Statement, the Solicitation/Recommendation Statement and other documents filed with the SEC by Chiquita by contacting Chiquita Investor Relations at: Chiquita Brands International, Inc., c/o Corporate Secretary, 550 South Caldwell Street, Charlotte, North Carolina 28202.

Forward-Looking Statements

This communication contains certain "forward-looking statements" with respect to certain plans and objectives of Chiquita and Cutrale-Safra with respect to the proposed acquisition of Chiquita by Cutrale-Safra, the tender offer and the related merger, including the timing of the completion of the tender offer and the merger, under the merger agreement between Chiquita and Cutrale-Safra. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are several factors which could cause actual plans to differ materially from those expressed or implied in forward- looking statements. Such factors include, but are not limited to, the risk that the acquisition of Chiquita and the tender offer and the merger may not be consummated in a timely manner as a result of pending regulatory approvals. Neither Chiquita nor Cutrale-Safra assumes any obligation to update the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

2.1	Agreement and Plan of Merger, dated as of October 26, 2014, by and among Chiquita, Parent, Merger Sub, Burlingtown and Erichton†

99.1	Press Release, dated October 27, 2014

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Chiquita hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2014

CHIQUITA Brands International, Inc.

By:  /s/ James E. Thompson

James E. Thompson

Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

2.1	Agreement and Plan of Merger, dated as of October 26, 2014, by and among Chiquita, Parent, Merger Sub, Burlingtown and Erichton†

99.1	Press Release, dated October 27, 2014

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Chiquita hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.